                                                                    EXHIBIT 10.6

                     AMENDED AND RESTATED TRANSFER AGREEMENT

                          Dated as of December 31, 2004

                                     between

                         TRW AUTOMOTIVE RECEIVABLES LLC

                                  as Transferor

                                       and

                      TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC

                                  as Transferee

                                TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I DEFINITIONS...........................................................         1

  SECTION 1.01. Certain Defined Terms...........................................         1
  SECTION 1.02. Other Terms.....................................................         5
  SECTION 1.03. Incorporation of Defined Terms..................................         5

ARTICLE II AMOUNTS AND TERMS OF TRANSFERS.......................................         5

  SECTION 2.01. Agreement to Transfer and Purchase..............................         5
  SECTION 2.02. Payment for the Transfers.......................................         7
  SECTION 2.03. Purchase Price/Transfer Price Credit Adjustments................         7
  SECTION 2.04. Payments and Computations, Etc..................................         8
  SECTION 2.05. Transfer of Records.............................................         8
  SECTION 2.06. Characterization; Grant of Security Interest....................         8
  SECTION 2.07. No Repurchase...................................................         9
  SECTION 2.08. Certain Allocations.............................................         9
  SECTION 2.09. Credit Default Swaps Indemnification; Grant of Security
                Interest to Transferee..........................................         9
  SECTION 2.10. Grant of Security Interest in the Collection Accounts and
                the Concentration Account.......................................         9
  SECTION 2.11. Credit Default Premium Reserve Account..........................        10

ARTICLE III CONDITIONS OF TRANSFERS.............................................        11

  SECTION 3.01. Conditions Precedent to Initial Transfer from the Transferor....        11
  SECTION 3.02. Conditions Precedent to All Transfers...........................        11
  SECTION 3.03. Condition Precedent to the Transferor's Obligations.............        12

ARTICLE IV REPRESENTATIONS AND WARRANTIES.......................................        12

  SECTION 4.01. Representations and Warranties of the Transferor................        12
  SECTION 4.02. Representations and Warranties of the Transferee................        15

ARTICLE V COVENANTS.............................................................        16

  SECTION 5.01. Covenants of the Transferor.....................................        16

ARTICLE VI ADMINISTRATION AND COLLECTION........................................        24

  SECTION 6.01. Designation of Collection Agent.................................        24
  SECTION 6.02. Certain Rights of the Transferee................................        24
  SECTION 6.03. Rights and Remedies.............................................        25

ARTICLE VII EVENTS OF TERMINATION...............................................        25

  SECTION 7.01. Events of Termination...........................................        25

ARTICLE VIII INDEMNIFICATION....................................................        26

  SECTION 8.01. Indemnities by the Transferor...................................        26

ARTICLE IX MISCELLANEOUS........................................................        28

  SECTION 9.01. Amendments, Etc.................................................        28
  SECTION 9.02. Notices, Etc....................................................        28
  SECTION 9.03. Binding Effect; Assignability...................................        29
  SECTION 9.04. Costs, Expenses and Taxes.......................................        29
  SECTION 9.05. No Proceedings..................................................        29
  SECTION 9.06. GOVERNING LAW...................................................        30
  SECTION 9.07. Rights of Administrative Agent..................................        30
  SECTION 9.08. Restriction on Payments; Waiver of Setoff.......................        30
  SECTION 9.09. Execution in Counterparts.......................................        31
  SECTION 9.10. Integration; Survival of Termination............................        31
  SECTION 9.11. Consent to Jurisdiction.........................................        31
  SECTION 9.12. WAIVER OF JURY TRIAL............................................        32

EXHIBITS AND SCHEDULES

SCHEDULE I  Notice Addresses

                     AMENDED AND RESTATED TRANSFER AGREEMENT

                          Dated as of December 31, 2004

            TRW AUTOMOTIVE RECEIVABLES LLC, a Delaware limited liability company (the "Transferor") and TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC, a Delaware limited liability company (the "Transferee"), agree as follows:

                             PRELIMINARY STATEMENTS

            (1) The Transferor has agreed to purchase certain Receivables and the related Receivables Property from the Originators from time to time, on the terms and subject to the conditions set forth in the Originator Purchase Agreement.

            (2) In connection with the foregoing, the Transferor may from time to time enter into Credit Default Swaps.

            (3) The Transferor wishes to transfer and assign to the Transferee from time to time, and the Transferee has agreed to acquire from the Transferor,
(a) all Receivables and related Receivables Property purchased by the Transferor pursuant to the Originator Purchase Agreement and (b) other Transferred Assets (as defined herein).

            (4) The Transferee intends to enter into the Receivables Loan Agreement.

            (5) In connection with the transfer of the Transferred Assets, (i) the Transferor has agreed to indemnify the Transferee for all Credit Losses arising in connection with Pool Receivables owing by Special Obligors and their respective Affiliates and to secure such indemnity with the Credit Default Swap Collateral and (ii) grant a security interest in the Collection Accounts, the Concentration Account and the Credit Default Premium Reserve Account in favor of the "Administrative Agent" under the Receivables Loan Agreement.

            (6) The Transferor and the Transferee are parties to a Transfer Agreement dated as of February 28, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Existing Transfer Agreement").

            (7) On the terms and conditions set forth herein, the parties hereto have agreed to amend and restate the Existing Transfer Agreement in its entirety.

            NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

            SECTION 1.01 Certain Defined Terms. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Account Collateral" has the meaning specified in Section 2.10.

            "Agreement" means this Transfer Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Amendment Effective Date" has the meaning specified in Section
1.04.

            "Applicable Agreements" means, collectively, the Assigned Agreements and the Credit Default Swaps.

            "Assigned Agreements" has the meaning specified in Section 2.01(a)(iii).

            "Borrower" means the Transferee, in its capacity as "Borrower" under the Receivables Loan Agreement, and any successor thereto.

            "Closing Date" means February 28, 2003 or, if later, the first date on which the conditions precedent set forth in Section 3.01 are satisfied.

            "Collection Agent" means TRW U.S. in its capacity as collection agent under the Servicing Agreement, and any successor thereto in such capacity.

            "Collections" means, collectively, all cash collections and other cash Proceeds of the Transferred Assets, including, without limitation, all cash Proceeds of Related Security with respect to any such Transferred Asset.

            "Contract" means an agreement (including, without limitation, an agreement evidenced by a purchase order, invoice or similar document), pursuant to or under which an Obligor shall be obligated to pay for goods or merchandise purchased from an Originator or services rendered by an Originator.

            "Credit Default Collateral Account" means a deposit account, securities account or other account established by the Administrative Agent subject to the security interest created under Section 2.09.

            "Credit Default Premium Reserve Account" means a deposit account, securities account or other account established by the Administrative Agent pursuant to Section 2.11.

            "Credit Default Swap Collateral" has the meaning specified in
Section 2.09.

            "Credit Event" means, with respect to any Special Obligor, a "Credit Event" as defined in the related Credit Default Swap.

            "Credit Loss" means, with respect to any Special Obligor with respect to which a Credit Event has occurred, the aggregate Outstanding Balance of all Pool Receivables owing by such Obligor or any of its Affiliates (i) which remain unpaid for 91 or more days from the original due date for such Receivable or (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor(s) thereof (such Outstanding Balance determined without giving effect to any write-off or any other non-cash reduction to the outstanding balance of such Receivables and after giving effect to any Collections attributable to such Pool Receivables).

            "Existing Transfer Agreement" has the meaning specified in the Preliminary Statements.

            "Incipient Termination Event" means an event that but for notice or lapse of time or both would constitute a Termination Event.

            "Indemnified Amounts" has the meaning specified in Section 8.01(a).

            "Indemnified Parties" has the meaning specified in Section 8.01(a).

            "Independent Parties" has the meaning specified in Section
5.01(l)(i).

            "Intercompany Note" has the meaning specified in the Originator Purchase Agreement.

            "Obligor" means a Person obligated to make payments pursuant to a Contract.

            "Originator" means each Person from time to time party to the Originator Purchase Agreement as a "Seller" thereunder.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Purchase" has the meaning specified in the Originator Purchase Agreement.

            "Purchase Date" has the meaning specified in the Originator Purchase Agreement.

            "Purchase Price" has the meaning specified in the Originator Purchase Agreement.

            "Purchase Price Credit" has the meaning specified in the Originator Purchase Agreement.

            "Purchased Receivable" has the meaning specified in the Originator Purchase Agreement.

      "Receivable" means the indebtedness and other obligations of any Obligor resulting from the provision or sale of merchandise, goods or services by an Originator, including, without limitation, the right to payment of any interest or finance charges, late payment charges, delinquency charges, extension or collection fees and all other obligations of such Obligor with respect thereto.

            "Receivables Loan Agreement" means that certain Amended and Restated Receivables Loan Agreement, dated as of December 31, 2004, among the Borrower, the entities parties thereto from time to time as "Conduit Lenders," "Committed Lenders" and "Funding

Agents" and JPMorgan Chase Bank, N.A., as "Administrative Agent", as amended, restated or otherwise modified from time to time.

            "Receivables Property" has the meaning specified in the Originator Purchase Agreement.

            "Records" has the meaning specified in the Originator Purchase Agreement.

            "Related Security" has the meaning specified in the Originator Purchase Agreement.

            "Settlement Date" means (i) the third Business Day of each calendar week and (ii) following the occurrence of the "Termination Date" for all Originators under and in accordance with the Originator Purchase Agreement, each other "Settlement Date" under and as defined in the Receivables Loan Agreement.

            "Termination Date" means the earlier of (i) the "Termination Date" under and as defined in the Receivables Loan Agreement and, (ii) the date on which the Termination Date is declared or automatically occurs pursuant to
Section 7.01 of this Agreement.

            "Termination Event" has the meaning specified in Section 7.01.

            "Transfer" means a transfer and assignment by the Transferor to the Transferee of Transferred Assets pursuant to Article II.

            "Transfer Date" means each date on which a Transfer is made pursuant to Article II, each of which shall occur on each Purchase Date and each Borrowing Date.

            "Transfer Price" means, on any Transfer Date with respect to any Transfer, an amount equal to the sum of (a) an amount (in Dollars) equal to the face value of the Purchased Receivables and Receivables Property purchased by the Transferor pursuant to the Originator Purchase Agreement on such date and
(b) an amount (in Dollars) equal to any up-front or periodic premium paid by the Transferor with respect to any Credit Default Swaps.

            "Transferee Material Adverse Effect" means a material adverse effect on (i) the ability of the Transferee to perform its obligations under any Transaction Document, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document against the Transferee, (iii) the Transferee's interest in the Transferred Assets generally or in any material portion of the Transferred Assets, (iv) the collectibility of the Transferred Assets generally or of any material portion of the Transferred Assets or (v) the business, operations, properties, assets or financial condition of the Transferee.

            "Transferred Assets" has the meaning specified in Section 2.01(a).

            "Transferred Receivable" means any Purchased Receivable which is purchased by the Transferee pursuant to Article II.

            "TRW U.S." means TRW Automotive U.S. LLC, a Delaware limited liability company.

            SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, as in effect on the date hereof and not specifically defined herein, are used herein as defined in such Article
9. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" means articles and sections of, and schedules and exhibits to, this Agreement. Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            SECTION 1.03. Incorporation of Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Receivables Loan Agreement.

            SECTION 1.04. Amendment and Restatement. Subject to the satisfaction of the conditions precedent set forth in Section 3.01 of the Receivables Loan Agreement, this Agreement amends and restates the Existing Transfer Agreement in its entirety. This Agreement is not intended to constitute a novation of any obligations under the Existing Transfer Agreement. Upon the effectiveness of this Agreement (the date of such effectiveness being the "Amendment Effective Date"), each reference to the Existing Transfer Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

                                   ARTICLE II
                         AMOUNTS AND TERMS OF TRANSFERS

            SECTION 2.01. Agreement to Transfer and Purchase.

            (a) Upon the terms and subject to the conditions hereof, the Transferor hereby sells, assigns, transfers and conveys to the Transferee, without recourse (except to the limited extent provided herein), all its respective present and future right, title and interest in, to and under:

                  (i) all Purchased Receivables, whether now owned and existing or hereafter acquired or arising;

                  (ii) all Receivables Property with respect thereto;

                  (iii) all of the Transferor's rights (but none of its
            obligations) under the Originator Purchase Agreement and the Performance Guaranty (collectively, the "Assigned Agreements"), including, without limitation, (A) all monies due and to become due to Transferor under the Assigned Agreements, whether in respect of Purchase Price Credits, repurchase prices, principal, interest, fees, expenses, costs, indemnities, damages for the breach thereof or otherwise, (B) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Assigned Agreements, (C) all rights of the Transferor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements and (D) all rights, remedies, powers, privileges and claims of Transferor in relation to the Assigned Agreements, in each case, whether arising pursuant to the terms of Assigned Agreements or as otherwise available at law or in equity; and

                  (iv) all Proceeds of the foregoing

(the property described in the foregoing clauses (i) through (iv), together with the security interests conveyed pursuant to Section 2.09 and Section 2.10 are hereinafter collectively referred to as the "Transferred Assets"). Subject to the terms and conditions set forth herein, the Transferee hereby agrees to acquire the Transferred Assets from time to time until the Termination Date.

            (b) On the Closing Date and on each subsequent Transfer Date, all of the Transferor's right, title and interest in, to and under (i) in the case of the Closing Date, all then existing Transferred Assets and (ii) in the case of each subsequent Transfer Date (but only so long as the Termination Date has not occurred), all newly acquired or arising Transferred Assets shall be immediately and automatically sold, assigned, transferred and conveyed to the Transferee pursuant to paragraph (a) above without any further action by such Transferor or any other Person.

            (c) It is the intention of the parties hereto that each Transfer made hereunder shall be treated as a purchase by the Transferee and a sale by the Transferor of the applicable Transferred Assets (not including the Credit Default Swaps, which will be retained by the Transferor subject to the Transferee's security interest therein pursuant to Section 2.09), which sales are absolute and irrevocable and provide the Transferee with the full benefits of ownership of the Transferred Assets. Each Transfer hereunder is made without recourse to the Transferor; provided, however, that (i) the Transferor shall be liable to the Transferee for all representations, warranties, covenants and indemnities made by the Transferor pursuant to the terms of this Agreement and
(ii) such Transfer does not constitute, and is not intended to result in, an assumption by the Transferee or any assignee thereof of any obligation of the Transferor or any other Person arising in connection with the Transferred Assets or any other obligations of the Transferor.

            (d) In connection with the foregoing Transfers, the Transferor hereby authorizes Transferee and its assigns to record and file from time to time, at the Transferor's expense, a financing statement or statements with respect to the Transferred Assets transferred or to be transferred by the Transferor hereunder, in each case meeting the requirements of applicable Law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Transferee created hereby under the UCC against all creditors of the Transferor. In addition, the Transferor agrees that from time to time, at its expense, it will promptly, upon request, execute and deliver all further instruments and documents, and take all further actions that the Transferee or the Administrative Agent may reasonably request, in order to perfect, protect or more fully evidence the purchase by the Transferee of the Transferred Assets with respect thereto. The Transferor agrees, at its own expense, on or prior to the Closing Date, to (i) indicate clearly and unambiguously in its computer files that all Transferred Assets have been or will be transferred to the Transferee pursuant to this Agreement and (ii) note in its accounting records that the Transferred Assets have been transferred to the Transferee.

            SECTION 2.02. Payment for the Transfers.

            (a) Upon the fulfillment of the conditions set forth in Article III, the Transfer Price for the Transferred Assets shall be paid or provided for (without duplication) by the Transferee in the manner provided in Section 2.02(b) below on the date of the initial Transfer and on each Transfer Date thereafter until the Termination Date.

            (b) The Transfer Price shall be paid by the Transferee to the Transferor on each Transfer Date (including the initial Transfer Date) as follows:

                  (i) by netting the amount of any Transfer Price Credit
            pursuant to Section 2.03 against such Transfer Price;

                  (ii) to the extent available for such purpose, in cash from
            Collections released to the Transferee pursuant to the Receivables Loan Agreement on such Transfer Date;

                  (iii) to the extent available for such purpose, in cash from the net proceeds of Loans made to the Transferee pursuant to the Receivables Loan Agreement; and

                  (iv) to the extent available for such purpose, in cash from the proceeds of capital contributed, if any, in respect of an equity interest in the Transferee (in the form of cash equity).

            The portion of the Transfer Price to be paid in cash shall be payable solely from funds available to the Transferee which are not otherwise required to be applied or set-aside for the payment of any Borrower Obligations pursuant to the Receivables Loan Agreement. If, by reason of the insufficiency of funds, any portion of the Transfer Price is not paid in full by the Transferee on any Transfer Date, then the Transferee shall have no obligation to make such payment (and the Transferor shall have no claim for payment) unless (and then only to the extent) the Transferee subsequently obtains funds which are available to make such payment as described above.

            SECTION 2.03. Purchase Price/Transfer Price Credit Adjustments. If on any day the Transferor shall be entitled to a Purchase Price Credit under and in accordance with the Originator Purchase Agreement, then, in such event, the Transferee shall be entitled to a credit (a "Transfer Price Credit") against the Transfer Price otherwise payable to the Transferor hereunder equal to the full amount of the applicable Purchase Price Credit. If the aggregate Transfer Price Credits exceeds the Transfer Price payable on any Purchase Date, or if the Termination Date has occurred, then the Transferor agrees to pay the remaining amount of such Transfer Price Credit to the Transferee in cash on or prior to the first Settlement Date (or the Termination Date, if earlier) to occur after such Purchase Date. Simultaneous with the granting or payment of any Transfer Price Credit by the Transferor in respect of a Transferred Receivable in connection with a Purchase Price Credit under and in accordance with the Originator Purchase

Agreement that gives rise to a reconveyance by the Transferor of such Transferred Receivable to a "Seller" thereunder, such Transferred Receivable and the Receivables Property with respect thereto shall immediately and automatically be sold, assigned, transferred and reconveyed (without recourse) by the Transferee to the Transferor without any further action by the Transferee or any other person.

            SECTION 2.04. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferee hereunder shall be paid or deposited in accordance with the terms hereof by no later than 11:00 A.M. (New York time) on the day when due in immediately available funds to the account of the Transferor designated from time to time by the Transferor or as otherwise directed by the Transferor. All payments hereunder shall be made solely in Dollars unless otherwise specified herein. All amounts to be paid or deposited by the Transferor hereunder shall be paid or deposited in accordance with the terms hereof by no later than 11:00 A.M. (New York time) on the day when due in immediately available funds to the account of the Transferee designated from time to time by the Transferee or as otherwise directed by the Transferee. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment. The Transferor shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Transferor when due, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand. The Transferee shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Transferee when due hereunder at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand provided, however, that any payments to be made by the Transferee in respect of the foregoing shall be made solely from funds available to the Transferee which are not otherwise required to be applied or set-aside for the payment of any Borrower Obligations pursuant to the Receivables Loan Agreement, shall be non-recourse other than with respect to such funds and shall not constitute a claim against the Transferee to the extent that insufficient funds exist to make such payment. All computations of interest payable hereunder shall be made on the basis of a year of 365 (or 366, as applicable) days for the actual number of days (including the first but excluding the last day) elapsed.

            SECTION 2.05. Transfer of Records.

            (a) In connection with the Transfers hereunder, the Transferor hereby sells, transfers, assigns and otherwise conveys to the Transferee all of such Transferor's right and title to and interest in all Records, licenses and other rights granted to the Transferor pursuant to Section 2.06 of the Originator Purchase Agreement, without the need for any further documentation in connection with any Transfer hereunder.

            (b) The Transferor shall take such action requested by the Transferee and its assigns from time to time hereafter that may be necessary to ensure that the Transferee and its assigns have an enforceable ownership interest in the Records relating to the Transferred Assets purchased from the Transferor hereunder and an enforceable security interest in the Records relating to the Credit Default Swaps.

            SECTION 2.06. Characterization; Grant of Security Interest. If, notwithstanding the intention of the parties expressed in Section 2.01(c), the conveyance by the

Transferor to the Transferee of Transferred Assets hereunder shall be characterized as a secured loan and not a sale, this Agreement shall constitute a security agreement under applicable law. The Transferor hereby grants to the Transferee a security interest in all of the Transferor's right, title and interest in, to and under all Transferred Assets, which security interest shall secure all obligations of the Transferor hereunder. After any Termination Event, the Transferee and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies against the Transferor provided to a secured creditor after default under the UCC and other applicable Law, which rights and remedies shall be cumulative.

            SECTION 2.07. No Repurchase. Except to the extent set forth in
Section 2.03, the Transferor shall have no right or obligation under this Agreement, by implication or otherwise, to repurchase from the Transferee any Transferred Assets or to rescind or otherwise retroactively affect any Transfer of any Transferred Assets after they are sold to the Transferee hereunder.

            SECTION 2.08. Certain Allocations. The Transferor and the Transferee hereby agree that, unless otherwise required by applicable Law or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections from an Obligor shall be applied to the oldest Receivables (whether or not such Receivables are Transferred Receivables) of such Obligor.

            SECTION 2.09. Credit Default Swaps Indemnification; Grant of Security Interest to Transferee. The Transferor hereby agrees to pay to the Transferee, out of the Proceeds of the related Credit Default Swap Collateral, the amount of all Credit Losses relating to the Special Obligors. The Transferor hereby grants to the Transferee a security interest in all of the Transferor's right, title and interest in, to and under all Credit Default Swaps now existing or hereafter arising and any Credit Default Collateral Account, including, without limitation, (A) all monies due and to become due to Transferor under the Credit Default Swaps, whether in respect of ordinary payment date payments, termination payments, fees, expenses, costs, indemnities, damages for the breach thereof or otherwise, (B) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Credit Default Swaps, (C) all rights of the Transferor to receive proceeds of any indemnity, warranty or guaranty with respect to the Credit Default Swaps, (D) all rights, remedies, powers, privileges and claims of Transferor in relation to the Credit Default Swaps, in each case, whether arising pursuant to the terms of Credit Default Swaps or as otherwise available at law or in equity and (E) all Proceeds of the foregoing (collectively, the "Credit Default Swap Collateral"), which security interest shall secure all of the obligations of the Transferor under this Agreement, including the obligations of the Transferor under this Section 2.09. The Transferor agrees that Proceeds of any Credit Default Swap Collateral that are not immediately payable hereunder to the Transferee in respect of Credit Losses shall be held in a Credit Default Collateral Account in a manner satisfactory to the Administrative Agent and in which the Administrative Agent has a perfected security interest, free and clear of any Adverse Claims (other than Permitted Adverse Claims).

            SECTION 2.10. Grant of Security Interest in the Collection Accounts and the Concentration Account. The Transferor hereby grants to the Administrative Agent a security interest in all of the Transferor's right, title and interest in, to and under
(i) each of the Collection Accounts, the Concentration Account and each Credit Default Premium Reserve Account (each an "Account"), (ii) all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing any such Account or any funds and other evidences of payment held therein, (iii) all investment property and other financial assets held in, or acquired with funds from, any such Account and all certificates and instruments from time to time representing or evidencing such investment property and financial assets, (iv) all notes, certificates of deposit and other instruments from time to time hereafter delivered in substitution for any such Account and (v) all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any such Account (collectively, the "Account Collateral"), which security interest shall secure all of the Borrower Obligations.

            SECTION 2.11. Credit Default Premium Reserve Account.

            (a) On or prior to the Closing Date, the Transferor shall instruct the Administrative Agent to establish in the name of the Administrative Agent at an Eligible Account Bank an account designated as the "Credit Default Premium Reserve Account" (or words of similar import), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

            (b) Each of the Transferor and the Transferee agrees that the Administrative Agent shall have exclusive dominion and control over the Credit Default Premium Reserve Account and all monies, instruments and other property from time to time deposited in or credited to the Credit Default Premium Reserve Account.

            (c) The Administrative Agent may invest funds on deposit in the Credit Default Premium Reserve Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case in such Permitted Investments as the Transferor may select (or, in the absence of any such selection by the Transferor, as the Administrative Agent may select in its sole discretion); provided that each such Permitted Investment shall have a maturity date no later than the next succeeding payment date for premiums payable by the Transferor under any Credit Default Swap. Such proceeds, interest or income which are not so invested or reinvested in Permitted Investments shall, except as otherwise provided in this Agreement, be deposited and held in the Credit Default Premium Reserve Account; provided that, prior to the Termination Date, any interest or income in respect of such Permitted Investments shall, at the direction of the Transferor be remitted to the Transferor. Neither the Administrative Agent nor any of its Affiliates shall be liable to the Transferee, the Transferor, any Secured Party or any other Person for, or with respect to, any decline in value of amounts on deposit in the Credit Default Premium Reserve Account. Permitted Investments from time to time purchased and held pursuant to this Section 2.11 shall be referred to as "Collateral Securities" and shall, for purposes of this Agreement and each other Transaction Document, constitute part of the funds held in the Credit Default Premium Reserve Account in amounts equal to their respective outstanding principal amounts. Each such Permitted Investment shall be made in the name of the Administrative Agent or its designee.

            (d) Prior to the occurrence of the Termination Event, the Administrative Agent may, and at the direction of the Required Committed Lenders, shall, at any time or from time to time after funds are either deposited in the Credit Default Premium Reserve Account or invested in Collateral Securities, after selling, if necessary, any Collateral Securities, withdraw funds then held in the Credit Default Premium Reserve Account and apply the same to pay the obligation of the Transferor to pay premium under any Credit Default Swap.

            (e) On or following the occurrence of a Termination Event, the Administrative Agent may, and at the direction of the Required Committed Lenders, shall, at any time or from time to time after funds are either deposited in the Credit Default Premium Reserve Account or invested in Collateral Securities, after selling, if necessary, any Collateral Securities, withdraw funds then held in the Credit Default Premium Reserve Account and apply the same to the Borrower Obligations in accordance with the priority of payments set forth in Section 2.07 of the Receivables Loan Agreement. The Transferor agrees that Permitted Investments are of a type customarily sold on a recognized market and, accordingly, no notice of sale of any Permitted Investments shall be required. To the extent notice of sale of any Collateral Securities shall be required by law, at least ten days' notice to the Transferor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (f) The Administrative Agent shall have the sole right of withdrawal with respect to the Credit Default Premium Reserve Account. Neither the Transferor nor any Person claiming on behalf of or through the Transferor shall have any right to withdraw any of the funds held in any the Credit Default Premium Reserve Account.

            (g) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Credit Default Premium Reserve Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

            (h) On the Final Payout Date, any funds remaining on deposit in the Credit Default Premium Reserve Account shall be paid to the Transferor.

                                  ARTICLE III
                             CONDITIONS OF TRANSFERS

            SECTION 3.01.[Reserved].

            SECTION 3.02. Conditions Precedent to All Transfers. The Transferee's obligation to pay for any Transfer (including the initial Transfer) hereunder shall be subject to the further conditions precedent that:

            (a) the Transferor shall have delivered to the Transferee such information concerning the Transferred Assets as may reasonably be requested by the Transferee; and

            (b) on the date of (and after giving effect to) such Transfer the following statements shall be true (and the Transferor, by accepting the Transfer Price for such Transfer, shall be deemed to have represented and warranted that):

                  (i) the warranties contained in Section 4.01 are correct on and as of the date of such Transfer as though made on and as of such date (except that the representations and warranties set forth in Sections 4.01(e) and (f) shall be required to be true and correct only as of the Closing Date and each Reporting Date);

                  (ii) no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or an Involuntary Bankruptcy Event; and

                  (iii) the Termination Date shall not have occurred.

Notwithstanding the foregoing, unless otherwise specified by the Transferee (with a copy to the Administrative Agent) in a written notice to the Transferor, each Transfer shall occur automatically on each day prior to the Termination Date, with the result that the title to all Transferred Assets (other than the Credit Default Swaps and the Account Collateral) shall vest in the Transferee automatically on each Transfer Date and without any further action of any kind by the Transferee or the Transferor, whether or not the conditions precedent specified above were in fact satisfied on such date and notwithstanding any failure to pay the Transfer Price for such Transferred Assets.

            SECTION 3.03. Condition Precedent to the Transferor's Obligations. The obligation of the Transferor to sell any Transferred Assets (other than the Credit Default Swaps and the Account Collateral) on any date (including on the Amendment Effective Date) shall be subject to the further condition precedent that on such date no voluntary or involuntary case or proceeding is pending against the Transferor or the Transferee under the United States Bankruptcy Code.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Transferor. The Transferor represents and warrants as follows as of the date hereof, as of each Transfer Date hereunder (both before and after giving effect to any Transfers on such date) and as of each Reporting Date (except that the representations and warranties set forth in paragraphs (e) and (f) below shall be made only as of the date hereof and each Reporting Date):

            (a) The Transferor is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing as a foreign limited liability company, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

            (b) The execution, delivery and performance by the Transferor of the Transaction Documents, including the Transferor's use of the proceeds of Transfers, (i) are within the Transferor's limited liability company powers,
(ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (A) the Transferor's certificate of formation or limited liability company agreement, (B) any law, rule or regulation applicable to the Transferor, (C) any contractual restriction binding on or affecting the Transferor or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Transferor or its property, where any such contravention described in this clause (iii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except Permitted Adverse Claims). Each of the Transaction Documents has been duly executed and delivered by the Transferor.

            (c) No authorization or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by the Transferor of the Transaction Documents to which it is a party or any other document to be delivered by it thereunder, except for (i) the filing of the financing statements referred to in Schedule IV of the Receivables Loan Agreement and (ii) such as have been obtained or made and are in full force and effect.

            (d) Each of the Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

            (e) Since December 31, 2003 there has been no Material Adverse
Effect.

            (f) As of each Reporting Date, there are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration, or, to the actual knowledge of a Responsible Officer of the Transferor, threatened in writing against or affecting the Transferor or any of its business, property or rights as to which in either case, an adverse determination is reasonably probable and which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Transferor is not in default in any material respect of any order of any Official Body.

            (g) No proceeds of any Transfer will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, "margin stock" within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

            (h) Immediately prior to each Transfer hereunder, the Transferor will be the owner of the Transferred Assets which are the subject of such Transfer, free and clear of any

Adverse Claim (other than Permitted Adverse Claims). Upon each Transfer, the Transferee shall have acquired a valid and perfected first priority ownership interest in the Transferred Assets which are the subject of such Transfer perfected under Delaware law, as applicable, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims). At the time of any Transfer hereunder the Transferee will have a valid and perfected security interest in the Credit Default Swap Collateral and the Administrative Agent will have a valid and perfected security interest in the Account Collateral, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims). No effective financing statement or other instrument similar in effect, is filed in any recording office listing the Transferor as debtor, covering any Transferred Assets, or any interest therein, except (i) such as may be filed in accordance with the Originator Purchase Agreement and (ii) such as may be filed in favor of the Transferee in accordance with this Agreement.

            (i) All information, exhibits, documents, books, records and reports furnished in writing at any time by or on behalf of the Transferor to the Transferee, the Administrative Agent, any Funding Agent or any Lender in connection with the Transaction Documents is accurate in all material respects as of its date or (except as otherwise disclosed to the Transferee, the Administrative Agent, such Funding Agent or such Lender, as the case may be, at such time) as of the date so furnished.

            (j) The Transferor is located in the State of Delaware for the purposes of Section 9-307 of the UCC as in effect in the State of New York.

            (k) Since its formation, the Transferor has not used any corporate name, tradename or doing-business-as name other than the name in which it has executed this Agreement.

            (l) The Transferor was formed on February 20, 2003 and the Transferor did not engage in any business activities prior to the date of the Existing Transfer Agreement. The Transferor has no Subsidiaries other than the Borrower. TRW Automotive Acquisition Corp., a Delaware corporation, directly owns 100% of the membership interest of the Transferor, free and clear of any Adverse Claims.

            (m) The Transferor is not an "investment company" as defined by, or subject to regulation under the Investment Company Act of 1940, as amended.

            (n) (i) The fair value of the assets of the Transferor, at a fair valuation, exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Transferor; (ii) the present fair saleable value of the property of the Transferor is greater than the amount that will be required to pay the probable liability of the Transferor on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Transferor will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Transferor will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. The Transferor does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.

            (o) All Transferred Assets acquired by the Transferor from the Originators have been purchased by the Transferor pursuant to and in accordance with the Originator Purchase Agreement in an amount which constitutes fair consideration and reasonably equivalent value. Each Purchase under the Originator Purchase Agreement shall not have been made for or on account of an antecedent debt owed by the Transferor to any Originator and no such purchase is or may be voidable or subject to avoidance under any section of the United States Bankruptcy Code or any other Law, whether foreign or domestic.

            (p) No Adverse Claim exists in favor of the Pension Benefit Guaranty Corporation on any of the Transferred Assets.

            (q) No event has occurred and is continuing and no condition exists which constitutes a Termination Event or Incipient Termination Event.

            SECTION 4.02. Representations and Warranties of the Transferee. The Transferee represents and warrants as follows:

            (a) The Transferee is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Transferee Material Adverse Effect.

            (b) The execution, delivery and performance by the Transferee of this Agreement is within the Transferee's limited liability company powers, has been duly authorized by all necessary limited liability company action, do not contravene (i) the Transferee's articles of organization or limited liability company agreement or (ii) applicable law or any contractual restriction binding on or affecting the Transferee, and do not result in or require the creation of any lien (other than pursuant hereto) upon or with respect to any of its properties, except, in the case of clause (ii) to the extent that such contravention could not reasonably be expected to result in a Transferee Material Adverse Effect.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Transferee of this Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) for such authorizations, approvals or actions the failure of which to obtain could not reasonably be expected to result in a Transferee Material Adverse Effect.

            (d) This Agreement, when executed and delivered by the Transferee, will be the legal, valid and binding obligations of the Transferee, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

                                    ARTICLE V
                                    COVENANTS

            SECTION 5.01. Covenants of the Transferor. From the date hereof until the Final Payout Date, the Transferor covenants and agrees as follows:

            (a) Compliance with Laws, Etc. The Transferor will comply in all respects with all applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

            (b) Offices. The Transferor will keep the office where it keeps its records concerning the Transferred Assets at (i) the address of the Transferor specified on Schedule I as of the date of this Agreement or (ii) upon 30 days' prior written notice to the Transferee, at any other locations in jurisdictions where all actions reasonably requested by the Transferee to protect and perfect the Transferee's interest in the Transferred Assets have been taken and completed.

            (c) Performance and Compliance with Contracts and Applicable Agreements. The Transferor will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises (if any) required to be observed by it under the Contracts and Applicable Agreements related to the Transferred Assets.

            (d) Sales, Liens, Etc. The Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (except for Permitted Adverse Claims) upon or with respect to, any Transferred Assets, or assign any right to receive income in respect thereof. Nothing in this Section 5.01(d) shall prevent the Transferor from making Restricted Payments otherwise permitted under Section 5.01(p).

            (e) Extension or Amendment of Receivables and Contracts. The Transferor will not extend, amend or otherwise modify the terms of any Transferred Asset.

            (f) Change in Business. The Transferor will not make any change in the character of its business.

            (g) Change in Payment Instructions. The Transferor will not make any change in its instructions to Obligors regarding payments to be made in respect of the Transferred Assets.

            (h) Deposits to Collection Accounts and Concentration Account. The Transferor will instruct, or cause to be instructed, all Obligors to remit all their payments in respect of the Transferred Assets into a Collection Account or the Concentration Account (either directly by wire transfer or electronic funds transfer or by check mailed to a lock-box maintained by the relevant Collection Account Bank). If the Transferor shall receive any Collections directly, the Transferor shall promptly (and in any event within one Business Day) deposit the same into a Collection Account or the Concentration Account. The Transferor will use its reasonable best efforts to prevent funds which do not constitute Collections of Transferred Assets from being deposited into any Collection Account or the Concentration Account.

            (i) Audits. The Transferor will, from time to time during regular business hours as requested by the Transferee or its assigns upon reasonable prior notice and at the Transferor's expense, permit the Transferee, or its agents, representatives or assigns (including independent public accountants),
(i) to conduct periodic audits of the Transferred Assets and the related books and records and collections systems of the Transferor, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Transferor relating to the Transferred Assets, and (iii) to visit the offices and properties of the Transferor for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Transferred Assets or the Transferor's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Transferor having knowledge of such matters; provided that, so long as no Termination Event or Involuntary Bankruptcy Event has occurred and is continuing and no material deficiencies have been identified in the most recent Accountant's Letter delivered pursuant to Section 5.02(b) of the Receivables Loan Agreement, the Transferor shall be required to pay the expenses of no more than two audits conducted by the Transferee or its assigns during any single calendar year.

            (j) Further Assurances; Change in Name or Jurisdiction of Origination, etc.

                  (i) The Transferor agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Transferee or its assignee may reasonably request, to perfect, protect or more fully evidence the Transferee's ownership of the Transferred Assets (other than the Credit Default Swaps and the Account Collateral), the Transferee's security interest in the Credit Default Swap Collateral or the Administrative Agent's security interest in the Account Collateral, or to enable the Transferee or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Transferor will, upon the request of the Transferee or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable or that the Transferee or its assignee may reasonably request to perfect, protect or evidence the Transferee's ownership of the Transferred Assets (other than the Credit Default Swaps and the Account Collateral), the Transferee's security interest in the Credit Default Swap Collateral or the Administrative Agent's security interest in the Account Collateral; and (B) following the occurrence of a Termination Event, deliver to the Transferee copies of the invoices evidencing the Purchased Receivables (which delivery may be made in electronic form).

                  (ii) The Transferor authorizes the Transferee or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Assets without the signature of the Transferor.

            A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (iii) The Transferor shall not change its jurisdiction of
            organization from the State of Delaware.

                  (iv) The Transferor will not change its name, identity or
            corporate structure or tax identification number or the office at which any records relating to the Transferred Assets are maintained unless the Transferee shall have received at least thirty (30) days advance written notice of such change or relocation and all action by the Transferor necessary or appropriate to perfect or maintain the perfection of the Transferee's interest in the Transferred Assets (including, without limitation, the filing of all financing statements and the taking of such other action as the Transferee may request in connection with such change or relocation) shall have been duly taken.

            (k) Reporting Requirements. The Transferor will cause to be provided to the Transferee, the Administrative Agent and each Funding Agent the following:

                  (i) Termination Event and Incipient Termination Event. As soon as possible and in any event within one Business Day after a Responsible Officer of the Transferor obtains actual knowledge of the occurrence of each Termination Event or Incipient Termination Event, a statement of a Financial Officer of the Transferor setting forth details of such Termination Event or Incipient Termination Event and the action that the Transferor has taken and proposes to take with respect thereto;

                  (ii) Change in Name, Etc. At least thirty (30) days prior to any change in the name, corporate structure or tax identification number of any Transaction Party, a notice setting forth the new name, jurisdiction of organization, corporate structure or tax identification number, as applicable, and the effective date thereof;

                  (iii) Termination or Suspension of Sale by Originators. As
            soon as possible and in any event within one Business Day of occurrence thereof, notice that any Originator has stopped selling or contributing to the Transferor all newly arising Receivables originated by such Originator pursuant to the Originator Purchase Agreement;

                  (iv) Notices under Transaction Documents. Promptly after
            receipt thereof, copies of all notices received by the Transferor from any Originator or any counterparty under a Credit Default Swap in connection with any Applicable Agreements;

                  (v) Material Adverse Effect. Promptly after a Responsible
            Officer of the Transferor obtains actual knowledge thereof, notice of (i) the filing or commencement of, any action, suit or proceeding, whether at law or equity, by or before any Official Body or in arbitration against the Transferor or (ii) other event or condition that is not a matter of general public knowledge that has had, or could reasonably be expected to have, a Material Adverse Effect; and

                  (vi) Other Information. Such other information respecting the
            Transferred Assets or the condition or operations, financial or otherwise, of any Transaction Party (including, without limitation, information regarding any pending or threatened litigation) as the Administrative Agent or any Funding Agent may from time to time reasonably request.

            (l) Separateness.

                  (i) The Transferor will at all times have at least one
            "manager" (as defined in the Transferor's limited liability agreement as in effect on the date hereof) who will be (x) a natural person and (y) a Person who (A) shall not have been at the time of such Person's appointment, and may not have been at any time during the preceding five years and shall not be as long as such Person is a manager of the Transferor (i) a director, member, officer, manager, partner, shareholder or employee of the Performance Guarantor or any Originator or any of their respective directors, members, partners, Subsidiaries, shareholders or Affiliates other than the Transferor or the Transferee (collectively, the "Independent Parties"), (ii) a supplier to any of the Independent Parties, (iii) a person controlling or under common control with any directors, members, partners, shareholder or supplier of any of the Independent Parties or (iv) a member of the immediate family of any director, member, partner, shareholder, officer, manager, employee or supplier of the Independent Parties, (B) has prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (C) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

                  (ii) The Transferor will at all times have sufficient
            personnel to run its business and operations and will compensate its employees (if any) from its own available funds for services provided to it. In the event employees of the Transferor participate in pension, insurance and other benefit plans of any Independent Party, the Transferor will on a current basis reimburse such Independent Party for its pro rata share of the costs thereof.

                  (iii) The Transferor will pay its own liabilities out of its own funds and assets.

                  (iv) The Transferor will maintain a separate office (a) which if leased from any Independent Party will be on terms no more or less favorable to the

            Transferor than could be obtained in a comparable arm's-length transaction with an unaffiliated Person and (b) which will be conspicuously identified as the Transferor's office so it can be easily located by outsiders. The Transferor will use its own electronic mail address, stationery, invoices, checks and telephone and facsimile numbers.

                  (v) The Transferor will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person.

                  (vi) The Transferor will promptly correct any misunderstanding of which it has knowledge regarding its separate existence and identity.

                  (vii) The Transferor will prepare and maintain its own full and complete books, records and financial statements separate from any other Person. The Transferor's financial statements will comply with generally accepted accounting principles.

                  (viii) The Transferor will maintain a bank account in its
            name.

                  (ix) All business transactions entered into by the Transferor with any of its Affiliates will be on terms that are intrinsically fair and not more or less favorable to the Transferor, as the case may be, than terms and conditions available at the time to the Transferor for comparable arm's-length transactions with unaffiliated Persons, it being understood that the Transaction Documents satisfy the provisions of this paragraph (ix).

                  (x) The Transferor will not assume or guarantee or become
            obligated for debts of any Independent Party and no Independent Party will assume or guarantee or become obligated for the debts of the Transferor, other than as provided in the Transaction Documents. The Transferor will not hold its credit out as being available to satisfy the obligations of any other Persons.

                  (xi) The Transferor will not acquire obligations or securities of any Independent Party. The Transferor will not make loans, advances or otherwise extend credit to any Independent Party except as expressly contemplated by the Originator Purchase Agreement.

                  (xii) Except to the extent provided in the Transaction
            Documents, the Transferor will not commingle any of its money or other assets with the money or assets of any other entity. The Transferor will ensure that its funds will be clearly traceable at each step in any financial transaction.

                  (xiii) The Transferor will engage in transactions and conduct all other business activities solely in its own name and through its own authorized officers and agents and will present itself to the public as a separate company. Except to the extent provided in the Transaction Documents, no Independent Party will be appointed agent of the Transferor.

                  (xiv) The Transferor will not engage in any transaction with any of its Affiliates involving any intent to hinder, delay or defraud any Person.

                  (xv) The Transferor will observe all limited liability company formalities.

                  (xvi) The Transferor will take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Transferor and (y) comply with those procedures described in such provisions which are applicable to the Transferor.

            (m) Assigned Agreements. Except with the consent of the Transferee and as permitted under Section 11.16 of the Receivables Loan Agreement and
Section 5.01(w) of this Agreement, the Transferor will not terminate, amend, waive or modify, or consent to any termination, amendment, waiver or modification of, any provision of any Applicable Agreement or grant any other consent or other indulgence under any Applicable Agreement, in each case without the prior written consent of the Transferee. The Transferor will perform all of its obligations under the Applicable Agreements and will enforce the Applicable Agreements in accordance with their respective terms. The Transferor will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Transferee and its assigns, as assignees of Transferor) under the Applicable Agreements as the Transferee may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in any Applicable Agreement.

            (n) Nature of Business; No Subsidiaries. The Transferor will not engage in any business other than the purchase of Receivables from the Originators and the other transactions contemplated by this Agreement and the Applicable Agreements. The Transferor will not create or form any Subsidiary other than the Transferee.

            (o) Mergers, Etc. The Transferor will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

            (p) Distributions, Etc. The Transferor will not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests or other equity interests in the Transferor, or return any capital to its members or other equity holders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests or other equity of the Transferor or any warrants, rights or options to acquire any membership interests or other equity of the Transferor, now or hereafter outstanding, (ii) prepay, purchase or redeem any Indebtedness (other than Indebtedness hereunder), (iii) lend or advance any funds or (iv) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (i) through (iv) being referred to as "Restricted Payments"); provided, however, that, prior to the Termination Date, the Transferor may declare and pay cash dividends to its members, may make payments in respect of the Intercompany Note and may make purchases under the Originator Purchase Agreement so long as (i) no Termination Event or Involuntary Bankruptcy Event shall then exist or would occur as a result thereof and (ii) any such dividends are in compliance with all applicable law including the Delaware Limited Liability Company Act, and have been approved by all necessary and appropriate limited liability company action of the Transferor and its board of directors.

            (q) Indebtedness. The Transferor will not create, incur, guarantee, assume or suffer to exist any Indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement,
(iii) the incurrence of other obligations pursuant to, and, as expressly contemplated in, the Transaction Documents, and (iv) the incurrence of operating expenses in the ordinary course of business.

            (r) Limited Liability Company Agreement. The Transferor will not amend, modify or delete (or permit any amendment, modification or deletion of)
(i) the definition of "Independent Director" or "Special Member" in its limited liability company agreement as in effect on the date hereof or (ii) any other provision of its limited liability company agreement as in effect on the date hereof if, pursuant to the terms thereof, such amendment, modification or deletion requires the consent of the Independent Director or Special Member thereunder.

            (s) Taxes. The Transferor will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. The Transferor will pay when due any taxes payable in connection with the Transferred Assets, exclusive of taxes on or measured by income or gross receipts of the Transferee or any of its assignees.

            (t) Treatment as Sales. Except as otherwise required by GAAP, the Transferor shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale and absolute conveyance of the Transferred Assets (other than the Credit Default Swaps and the Account Collateral) by the Transferor to the Transferee (except that, in accordance with applicable tax principles, each Transfer may be ignored for tax reporting purposes).

            (u) Investments. Except as provided in the Transaction Documents, the Transferor will not make any loans to, advances to, investments in or otherwise acquire any capital stock or equity security of, or any equity interest in, any other Person, except as contemplated by the Originator Purchase Agreement.

            (v) Hedge Counterparties. If at any time a Hedge Counterparty ceases to be an Eligible Counterparty, the Transferor shall replace such Hedge Counterparty with an Eligible Counterparty under each Credit Default Swap or deposit cash collateral into a Credit Default

Collateral Account in a manner and in an amount satisfactory to the Transferee and each Committed Lender by no later than the earlier of (i) the 30th day following the date on which such Hedge Counterparty ceases to be an Eligible Counterparty or (ii) the fifth Business Day after such date in the event that such Hedge Counterparty's short-term debt rating is withdrawn by any Rating Agency or is downgraded below A-2 by S&P or below P-2 by Moody's. Each such replacement will be made pursuant to documentation substantially in the form of Exhibit D to the Receivables Loan Agreement (or such other documentation in form and substance reasonably satisfactory to the Required Committed Lenders; provided that if the only material differences between the documentation set forth in Exhibit D to the Receivables Loan Agreement and the documentation proposed to be used for such credit default swap transaction arise out of changes to the standard form credit default swap documentation published by the International Swap and Derivatives Association, Inc. (or any successor thereto), then the Transferor may use such proposed documentation without the consent of any party other than the Administrative Agent).

            (w) Amendments to Credit Default Swaps. The Transferor will not supplement, amend, extend, replace, terminate or otherwise modify any Credit Default Swap without the prior written consent of the Transferee, the Administrative Agent, each Funding Agent and each Committed Lender, except that no such consent will be required to (A) enter into an amendment solely to reduce the Notional Amount under a Credit Default Swap or (B) extend or terminate a Credit Default Swap; provided that prior to (and, in any event, at least five Business Days before) reducing the Notional Amount or terminating such Credit Default Swap, either (1) the Collection Agent provides the Transferee, the Administrative Agent, each Funding Agent and each Committed Lender with a certificate (signed by a Responsible Officer of the Collection Agent) which attaches a Weekly Report or Daily Report giving pro forma effect to any reduction in the Net Receivables Balance resulting from the reduction or termination of such Credit Default Swap and which certifies that, after giving pro forma effect to the reduction or termination of such Credit Default Swap, the Percentage Factor does not exceed the Maximum Percentage Factor; as determined using the most recent Portfolio Report delivered under the Servicing Agreement or (2) the Transferor has posted cash collateral in a Credit Default Collateral Account with respect to its obligations under Section 2.09 in a manner and in an amount not less than the Notional Amount of such Credit Default Swap that is being terminated or the amount of the reduction of the Notional Amount thereof as the case may be or if less than such amount, in an amount that is satisfactory to each Committed Lender.

            (x) The Transferor shall on each day, either (i) have prepaid the accrued premium that will be payable by the Transferor under each Credit Default Swap for the following six month period commencing on such day (such accrued premium for such six month period, the "Aggregate Future Premium") or, (ii) to the extent the Transferor does not make such a prepayment on such day, remit to the Credit Default Premium Reserve Account on such day funds in an amount sufficient to make the aggregate amount of funds held in the Credit Default Premium Reserve Account equal to the portion of the Aggregate Future Premium that has not been prepaid.

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

            SECTION 6.01. Designation of Collection Agent. Consistent with the Transferee's ownership interest in the Transferred Assets (other than the Credit Default Swaps and the Account Collateral), the Transferor acknowledges and agrees that the servicing, administration and collection of the Transferred Assets shall be the responsibility and right of the Transferee and its assigns. The Transferee has advised the Transferor that (a) the Transferee, in its capacity as Borrower under the Receivables Loan Agreement, has granted a security interest in the Transferred Assets to the Administrative Agent, for the benefit of the Secured Parties under the Receivables Loan Agreement and (b) the servicing, administration and collection of the Transferred Assets shall be conducted by the Person designated as the Collection Agent pursuant to the Servicing Agreement from time to time. Pursuant to the Servicing Agreement, (i) the Borrower has requested TRW U.S. to, and TRW U.S. has agreed that it will, act as the initial Collection Agent and (ii) TRW U.S. has appointed each Originator to act as its Sub-Collection Agent with respect to the Receivables originated by such Originator and each Originator has accepted such appointment.

            SECTION 6.02. Certain Rights of the Transferee.

            (a) The Transferee may, at any time, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security with respect to such Transferred Receivables, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Transferee or its designee. The Transferor hereby transfers to the Transferee (and its assigns and designees) the exclusive ownership and control of the Collection Accounts and the Concentration Account and the Transferor shall take any further action that the Transferee may reasonably request to effect or further evidence such transfer.

            (b) At any time following the occurrence and during the continuation of a Termination Event:

                  (i) The Transferor shall, upon the Transferee's request and at the Transferor's expense, give notice of the Transferee's ownership to each Person obligated on the Transferred Assets and direct that payments of all amounts payable under the Transferred Assets be made directly to the Transferee or its designee; provided that no such notice shall be required if the only Termination Event(s) that shall have occurred are those set forth in 7.01(h), (k), (l) or (m) of the Receivables Loan Agreement.

                  (ii) At the Transferee's request and at the expense of the
            Transferor, the Transferor shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Assets, or that are otherwise necessary or desirable to collect the Transferred Assets, and shall make the same available to the Transferee or its designee at a place selected by the Transferee or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Assets in a manner acceptable to the Transferee and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Transferee or its designee. The Transferee shall also have the right to make copies of all such documents, instruments and other records at any time.

            (c) The Transferor authorizes each of the Transferee and the Administrative Agent, and hereby irrevocably appoints each of the Transferee and the Administrative Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in place of the Transferor, following the occurrence and during the continuation of a Termination Event or Involuntary Bankruptcy Event, to take any and all steps in the Transferor's name and on behalf of the Transferor, that are necessary or desirable, in the determination of the Transferee or the Administrative Agent (as applicable), to collect amounts due under the Transferred Assets, including, without limitation,
(i) endorsing the Transferor's name on checks and other instruments representing Collections of Transferred Assets and enforcing the Transferred Assets and (ii) enforcing the Transferred Assets including to ask, demand, collect, sue for, recover, compromise, receive and give acceptance and receipts for moneys due and to become due under or in connection with therewith and to file any claims or take any action or institute any proceedings that the Transferee or the Administrative Agent (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Transferor in respect of, the Transferred Assets; provided that no enforcement action of the type described in this clause (ii) may be taken by the Transferee or the Administrative Agent if no Involuntary Bankruptcy Event then exists and the only Termination Events that shall have occurred are those "Termination Events" set forth in 7.01(h), (k), (l) or (m) of the Receivables Loan Agreement.

            SECTION 6.03. Rights and Remedies.

            (a) If the Transferor fails to perform any of its obligations under this Agreement, the Transferee may (but shall not be required to) cause performance of, such obligation, and the costs and expenses of the Transferee reasonably incurred in connection therewith shall be payable by the Transferor.

            (b) The Transferor shall cooperate with the Collection Agent in collecting amounts due from Obligors and any other Persons in respect of the Transferred Assets.

                                  ARTICLE VII
                              EVENTS OF TERMINATION

            SECTION 7.01. Events of Termination. If any of the following events (each a "Termination Event") shall occur and be continuing:

            (a) the Transferor shall fail to make any payment or deposit required to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure remains unremedied for one Business Day; or

            (b) any representation, warranty, certification or statement made by the Transferor in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

            (c) the Transferor shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a) (as to maintenance of existence only) or 5.01(d) of this Agreement or (ii) any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and, solely in the case of this clause (ii), such failure shall remain unremedied for ten (10) days after a Responsible Officer of the Transferor has actual knowledge or receives written notice thereof; or

            (d) any Event of Bankruptcy shall occur with respect to the Transferor; or

            (e) the Transferee shall, for any reason, fail or cease to have good and marketable title to the Transferred Assets (other than the Credit Default Swaps and the Account Collateral), fail to vest in or maintain in favor of the Transferee a perfected security interest in the Credit Default Swaps or fail to vest in or fail to maintain in favor of the Administrative Agent a perfected security interest in the Account Collateral, in each case free and clear of any Adverse Claims (other than Permitted Adverse Claims); or

            (f) any "Termination Event" shall occur under the Receivables Loan Agreement;

then, and in any such event, the Transferee shall, at the direction of the Required Committed Lenders, declare the Termination Date to have occurred, upon notice to the Transferor; provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in paragraph (d) of this Section 7.01, the Termination Date shall occur. Upon any such declaration or upon such automatic termination, the Transferee and its assigns shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII
                                 INDEMNIFICATION

            SECTION 8.01. Indemnities by the Transferor.

            (a) Without limiting any other rights that the Transferee, any Secured Party and their respective officers, directors, employees and agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including, without limitation, interest, penalties, amounts paid in settlement and reasonable attorneys' fees (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of Transfers, excluding, however, (a) Indemnified Amounts to the extent that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of such Indemnified Party and (b) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Transferred Assets. Without limiting or being limited by the foregoing, the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following (excluding Indemnified Amounts and taxes described in clauses (a) and (b) above):

                  (i) any representation, warranty, certification, report or other statement made or deemed made by any Transaction Party (or any of their respective officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any respect when made;

                  (ii) the failure by any Transaction Party to comply with any applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable Law;

                  (iii) the failure to vest in the Transferee absolute ownership of the Transferred Assets (other than the Credit Default Swap Collateral and the Account Collateral), to vest in the Transferee a perfected security interest in the Credit Default Swap Collateral or to vest in the Administrative Agent a perfected security interest in the Account Collateral, in each case free and clear of any Adverse Claim;

                  (iv) the failure to have filed, or any delay in filing,
            financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Transferred Assets, whether at the time of any Transfer or at any subsequent time;

                  (v) any dispute, claim, offset or defense (other than
            discharge in bankruptcy) of an Obligor to the payment of any Transferred Asset (including, without limitation, a defense based on such Transferred Asset or any related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, goods or services related to such Transferred Asset or the furnishing or failure to furnish such merchandise, goods or services or relating to any Contract related thereto;

                  (vi) any failure of any Transaction Party to perform its
            duties or obligations in accordance with the provisions hereof and each other Transaction Document or to perform its duties or obligations under the Contracts or to timely and fully comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract;

                  (vii) any products liability, environmental or other claim arising out of or in connection with merchandise, goods or services which are the subject of any Contract or the sale of which gave rise to any Receivable;

                  (viii) the commingling of Collections of Transferred Assets at any time with other funds;

                  (ix) any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of Transfers or any Transferred Asset;

                  (x) any setoff exercised by the Persons obligated with respect to any Transferred Asset;

                  (xi) any claim brought by any Person other than an Indemnified
            Party arising from any activity by the Transferor or any Affiliate of the Transferor in servicing, administering or collecting any Transferred Asset; or

                  (xii) the failure by any Transaction Party to pay when due any taxes, including, without limitation, sales, excise or personal property taxes.

            (b) Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Transferor's indemnification obligations pursuant to clauses (i) and (vi) of this Article VIII, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

                                   ARTICLE IX
                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Transferor therefrom shall be effective unless in a writing signed by the Transferee, the Administrative Agent, the Required Committed Lenders and, in the case of any amendment, also signed by the Transferor, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Transferee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

            SECTION 9.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth on Schedule I or at such other address as shall be designated by such party in a written notice to the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.02 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.02

             SECTION 9.03.     Binding Effect; Assignability.

            (a) This Agreement shall be binding upon and inure to the benefit of the Transferor, the Transferee and their respective successors and assigns; provided, however, that the Transferor may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Transferee. The Transferee may assign all or any part of its rights and obligations hereunder without the consent of the Transferor.

            (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Transferor pursuant to Article IV and the provisions of
Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

            SECTION 9.04. Costs, Expenses and Taxes.

            (a) In addition to the rights of indemnification granted to the Transferee pursuant to Article VIII hereof, the Transferor agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel for the Transferee with respect thereto and with respect to advising the Transferee as to its rights and remedies under this Agreement; (ii) all reasonable fees and expenses associated with any audits and other due diligence conducted prior to or after the Closing Date and (iii) any amendments, waivers or consents under the Transaction Documents. In addition, the Transferor agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder.

            (b) In addition, the Transferor agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Transferor agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            SECTION 9.05. No Proceedings. The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Transferee any proceeding of the type referred to in the definition of "Event of Bankruptcy" in the Receivables Loan Agreement so long as there shall not have elapsed one year plus one day since the Final Payout Date. The Transferor further agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in the definition of "Event of Bankruptcy" in the Receivables Loan Agreement so long as any Commercial Paper or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper or other senior indebtedness shall have been outstanding.

            SECTION 9.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.07. Rights of Administrative Agent. Each of the parties hereto hereby acknowledges that the Transferee may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign, or grant security interests in, their rights under this Agreement, and the Transferor hereby consents to any such assignment and grants. All such assignees and secured parties, shall be third party beneficiaries of, and shall be entitled to enforce the Transferee's rights, remedies and powers under this Agreement to the same extent as if they were parties hereto, subject to the terms of their agreement with the Transferee or the Borrower, as the case may be. Without limiting the generality of the foregoing, the Transferor hereby acknowledges that the Transferee has granted a security interest in all such rights, remedies and powers to the Administrative Agent pursuant to the Receivables Loan Agreement. The Transferor agrees that the Administrative Agent (for the benefit of the Secured Parties under the Receivables Loan Agreement) shall, subject to the terms of the Receivables Loan Agreement, have the right to enforce this Agreement and to exercise directly all of the Transferee's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Transferee to be given or withheld hereunder) and the Transferor agrees to cooperate fully with the Administrative Agent in the exercise of such rights, remedies and powers. The Transferor further agrees to give to the Administrative Agent copies of all notices and reports it is required to give to the Transferee hereunder. Notwithstanding anything herein to the contrary, no declaration of the Termination Date, and no other amendment, waiver, consent or other modification made or granted hereunder, shall in any case be effective unless the same shall have been made or granted by, or approved in writing by, the Administrative Agent acting with the consent, or at the direction, of the Required Committed Lenders.

            SECTION 9.08. Restriction on Payments; Waiver of Setoff.

            (a) Notwithstanding anything in this Agreement or elsewhere to the contrary, the Transferor agrees that any indebtedness, obligation or claim it may from time to time hold or otherwise have (including, without limitation, any obligation or claim in respect of the Transfer Price) against the Transferee or any assets or properties of the Transferee, whether arising hereunder or otherwise existing (each a "Transferee Obligation"), shall be paid solely from funds available to the Transferee which are not otherwise required to be applied or set-aside for the payment of any Borrower Obligations pursuant to the Receivables Loan Agreement and then only to the extent such payment is permitted by the terms of the Receivables Loan Agreement. Without limiting the generality of the foregoing, the Transferor acknowledges and agrees that no payments may be made to the Transferor by the Transferee at any time (i) that a Termination Event or Incipient Termination Event has occurred and is continuing or (ii) during the period between the Termination Date and the Final Payout Date.

            (b) Except as otherwise provided herein, the obligations and liabilities of the Transferor under this Agreement (collectively, the "Transferor Obligations") shall not be subject to deduction of any kind or type, except by payment in full of the amount thereof in accordance with the terms thereof. The Transferor hereby waives any right it may now or at any time hereafter have to set-off any Transferor Obligation against any obligation of the Transferee (including, without limitation, any obligation of the Transferee in respect of the payment of the Transfer Price for any Transferred Assets) except as expressly set forth herein.

            (c) Notwithstanding any provision to the contrary elsewhere in this Agreement, other than with respect to payments of a Transferee Obligation specifically permitted by Section 9.08(a) above, no demand for any payment may be made by the Transferor in respect of such Transferee Obligation, no payment shall be due from the Transferee to the Transferor with respect thereto and the Transferor shall not have any claim for payment of such Transferee Obligation. In the event that, notwithstanding the foregoing provision limiting such payment, the Transferor shall receive any payment or distribution of any kind or character which is not permitted to be made by Section 9.08(a) above, such payment or distribution shall be received and held in trust by the Transferor for the benefit of, and shall be promptly paid over to, the Administrative Agent for the benefit of the Secured Parties under the Receivables Loan Agreement.

            SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 9.10. Integration; Survival of Termination. This Agreement and the other Transaction Documents executed by the parties hereto on the date hereof contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superceding all prior oral or written understandings. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.11. Consent to Jurisdiction.

            (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the Transferor and the Transferee consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified herein. Nothing in this
Section 9.11 shall affect the right of any party to serve legal process in any manner permitted by law.

            SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO , OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRANSFEROR:                            TRW AUTOMOTIVE RECEIVABLES LLC

                                       By:   /s/ Joseph S. Cantie
                                          -------------------------------------
                                       Name: Joseph S. Cantie
                                       Title:President

TRANSFEREE:                            TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC

                                       By:   /s/ Joseph S. Cantie
                                          -------------------------------------
                                       Name: Joseph S. Cantie
                                       Title:President